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                                                                   EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan, the 1997 Stock Plan, the 1997 Employee Stock Purchase Plan, the 1997 Non-U.S. Employee Stock Purchase Plan and the 1997 Director Option Plan of our report dated April 25, 1996, except for Note 14 as to which the date is September 16, 1997 with respect to the consolidated financial statements and schedule of International Manufacturing Services, Inc. for the year ended March 31, 1996 included in its Registration Statement Amendment No. 3 on Form S-1 (No. 333-34557), filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          ------------------------------

San Jose, California
November 10, 1997